                                                                      Exhibit 21

                                  MIDAS, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 20, 2000

                                                                       Percent of stock
                                                                           owned or
                                                           Place Of     controlled by
                        Name                            Incorporation   The Registrant
                        ----                            -------------   --------------
Midas, Inc. (Registrant).............................       Delware           100
Midas International Corporation......................       Delware           100
Parts Warehouse, Inc.................................       Delware           100
Dealers Wholesale, Inc...............................       Delware           100
Midas FSC, Inc.......................................      Barbados           100
Midas Realty Corporation.............................       Delware           100
Midas Properties, Inc................................      New York           100
Muffler Corporation of America.......................      Illinois           100
Midas Illinois, Inc..................................      Illinois           100
International Parts Corporation......................       Delware           100
Huth, Inc............................................       Delware           100
MDS Automotive Holdings B.V..........................     Netherlands         100
Midas Automotive International B.V...................     Netherlands         100
Midas Canada Holdings, Ltd...........................       Canada            100
Midas Canada, Inc....................................       Canada            100
Midas Realty Corporation of Canada, Inc..............       Canada            100